                                                                  Exhibit 10-3

                                      LEASE

                             DATED: FEBRUARY 8, 1996

                  MASSACHUSETTS INSTITUTE OF TECHNOLOGY, LESSOR

                          ANALOG DEVICES, INC., LESSEE

                   21 OSBORN STREET, CAMBRIDGE, MASSACHUSETTS

                                TABLE OF CONTENTS
                                -----------------

         1.0  Parties and Premises...................................    1
              --------------------
              1.1  Parties and Premises..............................    1
                   --------------------
              1.2  Common Areas......................................    1
                   ------------
              1.3  Lessee's Option to Lease Additional Space.........    2
                   -----------------------------------------
              1.4  Lessee's Right of First Refusal...................    2
                   -------------------------------
              1.5  Signs.............................................    2
                   -----

         2.0  Term ..................................................    3
              ----
              2.1  Term; Commencement Date...........................    3
                   -----------------------
              2.2  Extension Option..................................    3
                   ----------------


         3.0  Rent ..................................................    3
              ----
              3.1  Payment of Rent...................................    3
                   ---------------
              3.2  Computation of Basic Rent.........................    4
                   -------------------------

         4.0  Permitted Uses.........................................    5
              --------------

         5.0  Taxes; Operating Expenses..............................    6
              -------------------------
              5.1  Taxes.............................................    6
                   -----
              5.2  Operating Expenses................................    7
                   ------------------
              5.3  Payment of Taxes and Operating Expenses...........    8
                   ---------------------------------------
              5.4  Abatement of Taxes................................    9
                   ------------------

         6.0  Meters for Utilities...................................   10
              --------------------

         7.0  Insurance..............................................   10
              ---------
              7.1  Public Liability Insurance........................   10
                   --------------------------
              7.2  Casualty Insurance................................   10
                   ------------------
              7.3  Certificate of Insurance..........................   10
                   ------------------------
              7.4  Lessor's Insurance................................   11
                   ------------------
              7.5  Waiver of Subrogation.............................   11
                   ---------------------
              7.6  Waiver of Rights..................................   12
                   ----------------

         8.0  Assignment and Subletting..............................   12
              -------------------------

         9.0  Parking................................................   15
              -------

         10.0 Late Payment of Rent...................................   15
              --------------------

         11.0 Lessee's Covenants.....................................   15
              ------------------

         12.0 Casualty and Eminent Domain............................   21
              ---------------------------
              12.1 Substantial Taking................................   21
                   ------------------
              12.2 Partial Taking....................................   21
                   --------------
              12.4 Substantial Casualty..............................   22
                   --------------------
              12.5 Repair and Restoration............................   23
                   ----------------------

         13.0 Defaults; Events of Default; Remedies..................   23
              -------------------------------------
              13.1 Defaults; Events of Default.......................   23
                   ---------------------------
              13.2 Termination.......................................   24
                   -----------
              13.3 Survival of Covenants.............................   25
                   ---------------------
              13.4 Damages...........................................   25
                   -------
              13.5 Right to Relet....................................   26
                   --------------
              13.6 Right to Equitable Relief.........................   27
                   -------------------------
              13.7 Right to Self Help................................   27
                   ------------------
              13.8 Further Remedies..................................   27
                   ----------------

         14.0 Construction...........................................   28
              ------------

         15.0 Lessor's Right of Entry................................   28
              -----------------------

         16.0 Real Estate Broker.....................................   28
              ------------------

         17.0 Notices................................................   28
              -------

         18.0 No Waivers.............................................   29
              ----------

         19.0 Ground Leases; Mortgages...............................   29
              ------------------------
              19.1 Rights of Ground Lessors and Mortgagees...........   29
                   ---------------------------------------
              19.2 Lease Subordinate.................................   30
                   -----------------

         20.0 Notice of Lease; Estoppel Certificates.................   31
              --------------------------------------

         21.0 Holding Over...........................................   31
              ------------

         22.0 Force Majeure..........................................   31
              -------------

         23.0 Entire Agreement.......................................   31
              ---------------

         24.0 Successors and Assigns.................................   32
              ----------------------

         25.0 Applicable Law, Severability and Construction..........   32
              ---------------------------------------------

         26.0 Authority..............................................   32
              ---------

         27.0 Work to be Performed by Polaroid Corporation...........   32
              --------------------------------------------

         EXHIBIT A - PREMISES........................................   34

         EXHIBIT B - WORK LETTER.....................................   35

                                      LEASE

         Dated:  February 8, 1996

         1.0  Parties and Premises.
              --------------------

              1.1 PARTIES AND PREMISES. MASSACHUSETTS INSTITUTE OF TECHNOLOGY ("Lessor") hereby LEASES unto ANALOG DEVICES, INC. ("Lessee"), the following premises:

                        The entire basement, first and second floors, containing 68,135 square feet of rentable area (the "Premises") of the building known as and numbered 21 Osborn Street, Cambridge, Massachusetts, containing a total of 117,130 rentable square feet (the "Building"), which is located on the parcel of land described on EXHIBIT A attached hereto (the "Land"), together with the benefit of, and subject to (as the case may be) all rights, easements, covenants, conditions, encumbrances, encroachments and restrictions of record as of the date of this Lease. Lessor shall have the right, without the necessity of obtaining Lessee's consent thereto or joinder therein, to grant, permit, or enter into during the term of this Lease such additional rights, easements, covenants, conditions, encumbrances, encroachments and restrictions with respect to the Land as Lessor may deem appropriate, PROVIDED THAT no such rights, easements, covenants, conditions, encumbrances, encroachments or restrictions shall materially affect Lessee's use of the Premises for the "Permitted Uses" (as defined in Section 4.0 below).

                   Lessor hereby reserves the right to use the first floor lobby and service and freight elevators in the Building in common with the Lessee and the right to pass through the Premises as reasonably necessary for access to such elevators in accordance with Section 15 below.

                   Lessor hereby further reserves the right to maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures located within the Premises and serving other parts of the Building. Lessee, its employees and invitees shall have access to the Premises at all times, subject to Lessor's reasonable security procedures.

              1.2  COMMON AREAS.  Lessor also grants to Lessee, and
                   Lessee's invitees, the right, in common with others entitled thereto, to use for the purposes for which they were designed, the common facilities of the Building, including but not limited to, all entrances, elevator foyers, air shafts, elevator shafts and elevators, stairwells and stairs, passenger elevators, freight elevator, loading bays, and the "Parking Area" (as defined in Section 9.0 below) (collectively, the "Common Areas"). Lessee shall also have the right to maintain gas storage tanks and associated piping outside the Building on the Land for gas to be delivered to the Premises, in compliance with the terms and conditions set forth in this Lease.

              1.3  LESSEE'S OPTION TO LEASE ADDITIONAL SPACE. Provided that both
                   (i) an "Event of Default" (as defined in Section 13.1 below) has not occurred prior to the day on which Lessee purports to exercise the Expansion Option or prior to the first date on which the Expansion Space will be occupied, and (ii) the Lessee named herein is actually occupying substantially the entire Premises as of each of such dates, Lessee shall have the right and option ("Expansion Option") to lease either the entire third floor or the entire third and fourth floors of the Building ("Expansion Space"); PROVIDED THAT Lessee's occupancy and obligation to pay Rent therefor must commence, if at all, during the first year of the Initial Term. This option may be exercised by the Lessee by notice thereof to Lessor, dispatched not less than sixty (60) days prior to the date on which Lessee will take occupancy of the additional space, and upon the exercise of this option, the Premises shall include such space. Except for the change in Basic Rent as described in Section 3.2 below, all of the terms and conditions of this agreement shall apply in respect to the additional space. The parties agree that the third floor contains 24,030 square feet of rentable space and that the fourth floor contains 24,965 square feet of rentable space.

              1.4 LESSEE'S RIGHT OF FIRST REFUSAL. Notwithstanding the failure of the Lessee to exercise its option under Section 1.3, if, during the Term, Lessor decides to occupy the third and/or fourth floors of the Building or to offer the space to a third party, Lessee shall have a right of first refusal to lease either the entire third floor or the entire third and fourth floors of the Building for the Rent per Lease Year or portion thereof which would have been due and payable for such space and subject to the same conditions and on the same terms and conditions as if the option had been exercised.

              1.5 SIGNS. Lessee shall have the right to maintain one or more signs on the Premises; PROVIDED THAT all signs shall comply with applicable Legal Requirements (as defined below) and shall have been approved by Lessor in advance which approval shall not be unreasonably withheld or delayed.

         2.0  Term; Commencement Date; Extension Options.
              ------------------------------------------

              2.1 TERM; COMMENCEMENT DATE. The initial term of this Lease (the "Initial Term") shall commence on February 13, 1996, the "Commencement Date," and expire on the day immediately preceding the fifth anniversary thereof, unless sooner terminated as hereinafter provided. For purposes of this Lease, the phrase "Term" shall mean collectively (a) the Initial Term, and (b) if Lessee duly exercises one or more "Extension Option(s)", the "Extension Term" (as these phrases are defined in Section 2.2 below).

              2.2 EXTENSION OPTIONS. Provided that both (i) an "Event of Default" (as defined in Section 13.1 below) has not occurred prior to the day on which Lessee purports to exercise the Extension Option or prior to the first day of the Extension Term, and (ii) the Lessee named herein is actually occupying substantially the entire Premises as of each of said dates, Lessee shall have the option ("Extension Option") to extend the Lease Term of this Lease for two additional periods of five (5) years each (the "Extension Term(s)"), unless sooner terminated as hereinafter provided, subject to all the terms of this Lease except for the change in Basic Rent as provided in Section 3.2 of this Lease.

                   Lessee shall exercise an Extension Option, if at all, by giving written notice of exercise to Lessor not earlier than twelve (12) months prior to, nor later than six (6) months prior to, the last day of the Initial Lease Term or the first Extension Term as applicable. If Lessee fails to give such notice to Lessor within such time, Lessee shall be deemed to have waived the right to exercise the applicable Extension Option.

         3.0  Rent.
              ----

              3.1 PAYMENT OF RENT. Lessee shall pay Lessor, without offset or deduction and without previous demand therefor, as items constituting rent (collectively, "Rent"):

                   (a) Basic rent ("Basic Rent") at the rate hereinafter set forth, in equal monthly installments, in advance, commencing three months after the Commencement Date (the "Rent Commencement Date") and continuing thereafter on the first day of each calendar month or portion thereof during the Term. Basic Rent shall be PRO-RATED for partial months occurring at the beginning or the end of the Term, and, with respect to the Additional Space, for any partial Lease Year at the beginning of the Term; and

                   (b) All other costs, charges, or expenses which Lessee in this Lease agrees to pay, or which Lessor pays or incurs as the result of a default by Lessee hereunder, including any penalty or interest which may be added for nonpayment or late payment thereof as provided in this Lease (collectively, "Additional Rent"). All recurring payments of Additional Rent, such as payment on account of "Operating Expenses" (as such term is hereinafter defined), shall be due and payable on the same day on which Basic Rent is due, except that "Taxes" (as such term is hereinafter defined) shall be due and payable in installments not later than ten (10) days before Lessor is obliged to make installment payments to the City of Cambridge without incurring interest and penalties but not sooner than ten (10) days after receipt by Lessee of written demand therefor from Lessor accompanied by a copy of the current tax bill. Unless otherwise specifically provided in this Lease, all non-recurring items constituting Additional Rent shall be due and payable within thirty (30) days after demand therefor by Lessor.

                   All payments shall be made to Lessor or such agent, and at such place, as Lessor shall, from time to time, in writing designate, the following being now so designated:

                                  Meredith & Grew Inc. as agent for
                                  Massachusetts Institute of Technology
                                  160 Federal Street
                                  Boston, MA 02110-1710

              3.2 COMPUTATION OF BASIC RENT. Basic Rent shall be due and payable hereunder during the Initial Term and any Extension Term in the amount of $1,000,008 per Lease Year, in installments of $83,334 per month, except that Basic Rent for the first Lease Year shall be $750,006 because of the three month rent free period at the beginning of the Initial Term; PROVIDED THAT, if Lessee exercises its option to lease additional space (the "Additional Space") under Section 1.3 or its right of first refusal therefor under Section 1.4, Basic Rent shall be increased by $240,300 per Lease Year if exercised with respect to the third floor only or by

                   $489,950 per Lease Year if exercised with respect to both the third and fourth floors, commencing on the date of occupancy and subject to adjustment during any Extension Term as follows:

                        for each Extension Term annual Basic Rent applicable to the Additional Space shall be adjusted at the commencement date as follows:

                        (i) The index used for calculation of any adjustment shall be the official Consumer's Price Index, Boston Area, all items, (1982-1984 = 100) published by the Bureau of Labor Statistics, U.S. Department of Labor, or its successor index should the Department of Labor cease publishing the CPI.

                        (ii) Annual Basic Rent applicable to the Additional Space for each Extension Term shall be the annual Basic Rent therefor for the preceding five years of the Term plus an additional amount as determined in paragraph
                        (iii).

                        (iii) The index for the month of November immediately preceding the termination of the Initial Term or the First Commencement Term as applicable shall be compared to the index for the same month immediately preceding the commencement of such five year term. The numerator shall be the index for the later year and the denominator shall be the index for the earlier year. The result shall be multiplied by the current annual Basic Rent for the Additional Space to determine the new annual Basic Rent therefor.

                   As used in this Lease, "Lease Year" means the twelve (12) month period commencing on the Commencement Date, or a successive twelve (12) month period included in the Term commencing on an anniversary of that day, but if the expiration of the Term or the earlier termination of the Lease does not coincide with the termination of such a twelve
                   (12) month period, the term "Lease Year" shall mean the portion of such twelve (12) month period before such expiration or termination.

         4.0 PERMITTED USES. The Premises shall be used for the following purposes (the "Permitted Uses") only and for no other:

                   light manufacturing (including, without limitation, manufacturing, processing, assembly and packaging of electronic components), research and development and office uses; in each case to the extent permitted as a matter of right under the zoning ordinance of the City of Cambridge, Massachusetts.

         5.0  Taxes; Operating Expenses.
              -------------------------

              5.1 TAXES. Lessee shall pay as Additional Rent its pro rata share of all taxes, special or general assessments and other impositions and charges imposed by governmental authorities of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall or may during the Term be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Land or any part thereof and the Building or the Premises, or appurtenances or equipment owned by Lessor thereon or therein or any part thereof, or on this Lease, and any tax based on a percentage, fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described) (collectively, "Taxes"); provided however that:

                   (a) if, by law, any Taxes may at the option of the taxpayer be paid in installments, Lessee may pay the same in such installments over such period as the law allows, and Lessee shall only be liable for such installments as shall become due during the Term of this Lease, PROVIDED THAT the full amount of all Taxes attributable to the Term shall be paid by Lessee in the event of an earlier termination of this Lease due to a default of Lessee; and

                   (b) all Taxes for the municipal fiscal years in which the Term of this Lease shall begin and end shall be apportioned so that Lessee shall pay only those portions thereof which correspond with the portion of said year as is within the Term hereby demised.

                   Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease. Lessee's share of Taxes shall be computed as follows: (i) with respect to the Building and the land under the Building, a percentage equal to the ratio of the number of rentable square feet occupied by the Tenant in the Building to the number of rentable square feet in the Building; and (ii) with respect to the remainder of the Land, a percentage equal to the ratio of the number of parking spaces allocated to the Premises under
                   Section 9 to the aggregate number of parking spaces on the Premises. The parties hereby agree that rentable square feet for the Premises, the Building and the third and fourth floors of the Building are as set forth in Sections 1.1 and
                   1.3 above. If Lessee takes occupancy of Additional Space under its option or right of first refusal set forth in
                   Section 1.3 and Section 1.4 during the course of any year of the Term, Taxes for such year shall be determined separately for each partial year before and after the date of occupancy.

              5.2 OPERATING EXPENSES. Lessee shall pay as Additional Rent Lessee's share as reasonably determined by the Lessor of all expenses, costs, and disbursements of every kind and nature (collectively, "Operating Expenses") which Lessor shall pay or become obligated to pay in connection with the ownership, operation and maintenance of the Building or the Land, including all facilities in operation on the Commencement Date and such additional facilities in subsequent years as may be determined by Lessor to be necessary or beneficial for the operation of the Building or the Land or the provision of services to lessees, including, but not limited to:

                   (a) all salaries, wages, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto of and for employees engaged in the operation of the Building and the Land (with respect to employees who are engaged in the operation of other properties as well as the Building and the Land, these amounts shall be pro-rated on the basis of the relative amount of time spent by such employees on the various properties);

                   (b) painting, repairs, maintenance and cleaning of all Common Areas;

                   (c) utilities (including, without limitation, electricity, steam, water, sewer and gas) for all interior Common Areas and lighting of exterior areas and the "Parking Area" (as defined in Section 9.0 below);

                   (d) maintenance and repair of the Building heating and cooling systems, the plumbing systems, the fire detection and suppression systems, the electrical system and the elevators;

                   (e) all maintenance, janitorial, and service agreements;

                   (f) all insurance, including the cost of casualty and liability insurance applicable to the Parking Area, the Land, the Building and Lessor's personal property used in connection therewith, including the amount of any reasonable deductible payable by Lessor in making repairs and restoration after a casualty;

                   (g) maintenance of landscaped areas and paved areas, and snow removal;

                   (h)  maintenance of the Building security system;

                   (i) management fees, PROVIDED THAT such fees are paid at rates which are competitive with those commonly charged for the management of comparable properties in Cambridge, Massachusetts;

                   (j) capital items which are for the purpose of reducing Operating Expenses or upgrading services or which are at any time required by a governmental authority or the provisions of any insurance policy which is first adopted or first becomes applicable to the Premises, the Building or the Land after the date of this Lease, amortized over the reasonable life of the capital items on a straight line basis with the reasonable life being determined by Lessor in accordance with generally accepted accounting principles;

                   (k) reasonable expenses incurred in pursuing an application for an abatement of Taxes pursuant to Section 5.4 below to the extent not deducted from the abatement, if any, received; and

                   (l) legal (excluding legal fees with respect to lease negotiations and enforcement of lease terms against other lessees), accounting and other professional fees and disbursements (excluding leasing commissions).

                   For so long as Lessee is the sole occupant of the Building, Lessee shall be responsible for one hundred percent (100%) of Operating Expenses.

              5.3 PAYMENT OF TAXES AND OPERATING EXPENSES. Within a reasonable time after the Commencement Date, and thereafter within a reasonable time after the end of each fiscal year of the Lessor (or portion thereof) included in the Term, Lessor shall deliver to Lessee (i) a statement of actual Operating Expenses and Taxes for the fiscal year just ended, together with reasonable supporting documentation therefor, and (ii) a budget of Operating Expenses and Taxes for the then-current fiscal year based on the actual Operating Expenses and Taxes for the preceding year and projected increases or decreases reasonably anticipated by Lessor. Commencing on the first day of the first calendar month after the delivery to Lessee of such budget, Lessee shall pay to Lessor, as Additional Rent, on account of its share of anticipated Operating Expenses for the then-current year, 1/12th of the total annualized amount of Lessee's share of Operating Expenses and shall pay to Lessor, as and when set forth in
                   Section 3.1, the appropriate percentage of Taxes. Lessor reserves the right to revise the budget during any fiscal year to cause it to more accurately reflect the actual Taxes or Operating Expenses being paid or incurred by Lessor, and upon any such revision the parties shall make adjustments in the same time and manner as hereinafter provided for fiscal year-end adjustments. Upon delivery to Lessee of the statement of actual Operating Expenses and Taxes for the preceding fiscal year, Lessor shall adjust Lessee's account accordingly. If the total amount paid by Lessee on account of the preceding fiscal year is less than the amount due hereunder, Lessee shall pay the balance due within twenty
                   (20) days after delivery by Lessor of such statement. If the total amount paid by Lessee on account of the preceding fiscal year exceeds the amount due hereunder, such excess shall be credited by Lessor against the monthly installments of Additional Rent next falling due or refunded to Lessee upon the expiration or termination of this Lease (unless such expiration or termination is the result of an "Event of Default" (as defined in Section 13.1 below)). Lessor's current fiscal year is July 1 - June 30, but Lessor reserves the right to change the fiscal year at any time during the Term.

              5.4 ABATEMENT OF TAXES. Lessor or Lessee may at any time and from time to time make application to the appropriate governmental authority for an abatement of Taxes. If such an application is successful, Lessor shall (a) deduct from the amount of the abatement all expenses incurred by it in connection with the application, (b) pay to Lessee Lessee's pro rata share of the abatement, with interest, if any, paid by the governmental authority on such share, and (c) retain the balance, if any; PROVIDED THAT, if Lessee made the application for such abatement, Lessor shall pay to Lessee out of the proceeds thereof Lessee's reasonable expenses incurred in connection with the application before making the payment to Lessee described in clause (b) of this Section or before Lessor retains the amount described in clause (c) of this Section. Lessor agrees to cooperate with Lessee in connection with an application for an abatement of Taxes hereunder by Lessee at no expense to the Lessor.

         6.0 METERS FOR UTILITIES. Lessor reserves the right to install meters for all utilities provided to the Premises, at its own expense, and charge Lessee for Lessee's actual use of metered services as Additional Rent.

         7.0  Insurance
              ---------

              7.1 PUBLIC LIABILITY INSURANCE. Lessee shall take out and maintain in force throughout the Term (and for so long thereafter as Lessee remains in occupancy) comprehensive public liability insurance naming Lessor and persons claiming by, through or under Lessor as additional insureds, against all claims and demands for any injury to persons or property which may be claimed to have occurred on the Premises, the Building, the Land or on the ways adjoining the Land, in an amount which at the beginning of the Term shall not be less than $1,000,000 for personal injury or death or property damage per occurrence, and $3,000,000 in the aggregate for personal injury or death or property damage, or such higher amounts as Lessor thereafter determines to be consistent with sound commercial practice in Cambridge. Such policy shall also include contractual liability coverage covering Lessee's liability assumed under this Lease.

              7.2 CASUALTY INSURANCE. (a) Lessee shall be responsible to provide its own coverage during the Lease Term for fire, vandalism, malicious mischief, extended coverage and so-called all risk coverage insurance insuring (i) all items or components of "Alterations" (as defined in Section 11.0(f) below) which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, and (ii) "Lessee's Property" (as defined in Section 11.0(h) below). Lessor shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Lessee hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Lessee's insurance.

                   (b) During any construction or alteration of the Building by the Lessee, Lessee shall keep in full force and effect all risk builder's risk insurance against loss or damage on a completed value non-reporting basis from such hazards and in such amounts as Lessor may reasonably require.

              7.3  CERTIFICATE OF INSURANCE. The insurance required by
                   Sections 7.1 and 7.2 above shall be placed with insurers reasonably satisfactory to Lessor and authorized to do business in Massachusetts. Such insurance shall provide that it shall not be amended or canceled with respect to the additional insureds or certificate holders without twenty
                   (20) days' prior written notice to each of them. Lessee shall furnish to Lessor certificates of insurance for all insurance required to be maintained by Lessee under this Lease, together with evidence satisfactory to Lessor of the payment of all premiums for such policies. Lessee, at Lessor's request, shall also deliver such certificates and evidence of payment of premiums to the holder of any mortgage affecting the Land and Building.

              7.4 LESSOR'S INSURANCE. Lessor shall take out and maintain in force throughout the Term, in a company or companies authorized to do business in Massachusetts, casualty insurance on the Building (exclusive of "Lessee's Property" (as defined in Section 11.0(h) below) and all "Alterations" (as defined in Section 11.0(f) below) which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, as to which Lessee is required to maintain insurance pursuant to Section
                   7.2 above) in an amount equal to the full replacement value of the Building (exclusive of foundations and those items set forth in the preceding parenthetical in this sentence), covering all risks of direct physical loss or damage and so-called "extended coverage" risks. This insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Lessor. Notwithstanding the foregoing provisions of this Section 7.4, Lessor shall have the right, at any time during the Term, to self-insure all or any portion of the coverages required by this Section.

              7.5 WAIVER OF SUBROGATION. To the extent to which a waiver of subrogation clause is available, Lessor and Lessee shall obtain a provision in all insurance policies carried by such party covering the Premises, including but not limited to contents, fire and casualty insurance, expressly waiving any right on the part of the insurer against the other party. If extra cost is chargeable for such provision, then Lessee shall pay such extra charge. Notwithstanding the foregoing, with respect to such portion of the Term during which Lessor elects to self-insure under Section 7.4 above, then for purposes of this Section 7.5, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to one hundred (100%) percent of the insurable value of the Building (subject to the exceptions and exclusions set forth in Section 7.4 above) with a waiver of subrogation clause contained therein.

              7.6 WAIVER OF RIGHTS. All claims, causes of action and rights of recovery for any damage to or destruction of persons, property or business which shall occur on or about the Premises, the Building or the Land, which result from any of the perils insured under any and all policies of insurance maintained by Lessor or Lessee, are waived by each party as against the other party, and the officers, directors, employees, contractors, servants and agents thereof, regardless of cause, including the negligence of the other party and its respective officers, directors, employees, contractors, servants and agents, but only to the extent of recovery, if any, under such policy or policies of insurance; PROVIDED, HOWEVER, that (i) this waiver shall be null and void to the extent that any such insurance shall be invalidated by reason of this waiver, and (ii) with respect to such portion of the Term during which Lessor elects to self-insure under Section 7.4 above, then for purposes of this Section 7.6, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to one hundred (100%) percent of the insurable value of the Building (subject to the exceptions and exclusions set forth in Section 7.4 above).

         8.0 ASSIGNMENT AND SUBLETTING. (a) Lessee shall not mortgage, pledge, hypothecate, grant a security interest in, or otherwise encumber this Lease or any sublease hereinafter entered into by Lessee, or assign this Lease, or sublease the Premises or any portion thereof (the term "sublease" shall be deemed to include any arrangement pursuant to which a third party is permitted by Lessee to occupy all or any portion of the Premises), without obtaining, on each occasion, the prior written consent of Lessor. Lessor agrees not to unreasonably withhold or delay its consent to any request to assign or sublet the Lessee interest hereunder.

              (b) If Lessee wishes to assign this Lease or sublease all or any portion of the Premises, Lessee shall so notify Lessor in writing and request Lessor's consent thereto. Such notice shall include
              (i) the name of the proposed assignee or sublessee, (ii) a general description of the types of business conducted by the proposed assignee or sublessee and a reasonably detailed description of the business operations proposed to be conducted in the Premises by such person or entity, (iii) such financial information concerning the proposed assignee or sublessee as Lessor may reasonably require, and (iv) all terms and provisions upon which such assignment or sublease is proposed to be made. Lessor shall have thirty (30) days from the day on which it receives Lessee's notice and such required information to give notice to Lessee that either
              (i) Lessor consents to such assignment or sublease, or (ii) Lessor withholds its consent to such assignment or sublease, or (iii) where applicable, Lessor is exercising its right of recapture pursuant to paragraph (e) below.

              (c) If Lessor consents to an assignment or sublease: (i) Lessee shall promptly deliver to Lessor a fully executed copy of said assignment or sublease; (ii) after any such assignment or sublease, Lessee shall remain primarily liable to Lessor hereunder (which liability shall be joint and several with the assignee or sublessee); and (iii) if the aggregate rent and other amounts payable to Lessee under or in connection with such assignment or sublease, after deduction of the costs reasonably incurred by Lessee in entering into such assignment or sublease (including, without limitation, reasonable attorneys' fees and expenses, brokerage commissions, and alteration costs amortized on a straight-line basis over the term of such sublease or, in the case of an assignment, over the remaining Term of this Lease), exceeds the Rent payable hereunder with respect to the portion of the Premises subject to such sublease (or, in the case of an assignment, the entire Premises), Lessee shall pay to Lessor, as Additional Rent, one-half (1/2) of such excess immediately upon receipt thereof by Lessee.

              (d) If Lessor withholds its consent to such assignment or sublease, Lessee shall not enter into the proposed assignment or sublease with such person or entity.

              (e) If Lessor elects, it shall have the right to consider Lessee's request for Lessor's consent to any assignment of the Lease, or a request for Lessor's consent to a sublease which either (i) has a proposed term (including extension options) of two years or more, or (ii) would cover twenty-five (25%) percent of the rentable area of the Premises or more, as an offer to Lessor to release from this Lease that portion of the Premises which is proposed to be the subject of such sublease for the term of such proposed sublease or, in the case of a proposed assignment of this Lease, the entire Premises for the entire Lease Term. If Lessor accepts such offer, then (i) in the case of a proposed sublease, this Lease shall be deemed to be amended as of the proposed effective date of such sublease so as to delete the portion of the Premises which would have been subject thereto from the Premises for purposes of this Lease (with a commensurate adjustment in Rent and Lessee's share of Taxes and Operating Expenses) for the time period of what would have been the term of such sublease, or (ii) in the case of a proposed assignment, this Lease shall terminate as of the proposed effective date of such assignment as if such date was the last day of the Term.

              (f) Regardless of whether Lessor grants such consent, Lessee shall reimburse Lessor on demand, as Additional Rent, for all out of pocket costs and expenses (including, without limitation, attorneys' fees) reasonably incurred by Lessor in responding to a request for such consent.

              (g) Lessee shall not be entitled to enter into any assignment or sublease, or to request Lessor's consent thereto, during the continuance of a default hereunder by Lessee.

              (h) Any assignment or sublease entered into pursuant to this
              Section 8.0 shall be subject to all of the terms and provisions of this Lease, including without limitation this Section 8.0. If Lessee enters into any such assignment or sublease, Lessor may, at any time and from time to time after the occurrence of a default hereunder, collect rent from such assignee or sublessee, and apply the net amount collected against Lessee's obligations hereunder, but no such assignment or sublease or collection shall be deemed an acceptance by Lessor of such assignee or sublessee as a lessee hereunder or as a release of the original named Lessee hereunder.

              (i) Notwithstanding anything contained in this Lease, Lessee shall not enter into any assignment or sublease with any person or entity if the identity of the assignee or sublessee is inconsistent with the investment policies of Lessor as set forth in writing by the Executive Committee of Lessor prior to its receipt of Lessee's notice of such proposed assignment or sublease, and any such transaction shall be void AB INITIO.

              (j) In the event that Lessee desires to assign this Lease or to sublease the Premises (or any portion thereof) to any corporation, partnership, association or other business organization directly or indirectly controlling or controlled by Lessee or under common control with Lessee, or to any successor by merger, consolidation or purchase of all or substantially all of the assets of Lessee, Lessee shall give at least twenty (20) days' prior written notice thereof to Lessor (unless Lessee is prohibited by applicable laws, codes, rules or regulations, or by the terms of the operative merger agreement or purchase and sale agreement from providing notice to Lessor at such time, in which event such notice shall be provided to Lessor as soon as Lessee is no longer subject to such prohibition). No consent of Lessor shall be required for any such assignment or sublease EXCEPT that Lessor shall have the right to withhold its consent if the identity of the assignee or sublessee is inconsistent with the investment policies identified in the foregoing paragraph (i) of this Section. Any assignee or sublessee which claims an interest in this Lease pursuant to a transfer of the type described in this paragraph (j) shall be bound by all of the terms and conditions of this Lease including, without limitation, those of the foregoing paragraph (i) of this Section, and if the identity of such assignee or successor is inconsistent with such investment policies, Lessor shall have the right to terminate this Lease and to exercise against such assignee or sublessee the remedies available to Lessor under this Lease, at law or in equity for a breach of the provisions hereof by Lessee. For the purpose of this Lease, the sale of Lessee's capital stock through any public exchange shall not be deemed an assignment or sublease of the Lease or of the Premises.

              (k) Notwithstanding anything contained in this Lease, Lessee shall not, either voluntarily or by operation of law, make any transfer of this Lease or the Premises (or any portion thereof) which results in Lessee (or anyone claiming by, through or under Lessee) collecting in connection with the Premises any rental or other charge based on the net income or on the profits of any person so as to render any part of the Rent due hereunder "unrelated business taxable income" of Lessor as described in Section 512 of the Internal Revenue Code of 1986, as amended, and any such transfer shall be void AB INITIO.

         9.0 PARKING. Lessee shall have the right to use 100 parking spaces in the parking area on the Land (the "Parking Area") to serve the Premises. The remaining parking spaces on the Land shall be divided equally to serve the third and fourth floors of the Building. If Lessee exercises its option or right of first refusal with respect to one or both of the third and fourth floors under Sections 1.3 or 1.4, Lessee will thereby acquire the right to use the corresponding number of additional parking spaces. While Lessee is constructing its initial build out, Lessor will, if necessary, make additional spaces available to Lessee to accommodate construction personnel and their vehicles.

         10.0 LATE PAYMENT OF RENT. Lessee agrees that in the event that any payment of Basic Rent or Additional Rent shall remain unpaid at the close of business on the tenth business day after the same is due and payable hereunder (without reliance on any applicable grace period), such payment shall bear interest from the date the same was due at a rate equal to the "Prime Rate" as published from time to time in THE WALL STREET JOURNAL while such payment is overdue PLUS four (4%) percent, which shall be due and payable by Lessee as Additional Rent as compensation for Lessor's extra administrative costs in investigating the circumstances of late Rent. The assessment or collection of such a charge shall not be deemed to be a waiver by Lessor of any default by Lessee arising out of such failure to pay Rent when due.

         11.0 LESSEE'S COVENANTS. Lessee covenants, at its sole cost and expense, during the Term and such further time as Lessee occupies any part of the Premises:

              (a) to pay when due the Basic Rent and all Additional Rent, and, if separately metered at any time during the Term, all charges for electricity and other utilities;

              (b) damage by fire or casualty and reasonable wear and tear only excepted, to keep the Premises (including window glass) in as good order, repair and condition as the same are in at the commencement of the Term, or may be put in thereafter;

              (c) not to injure, overload or deface the Premises or the Building, nor to suffer or commit any waste therein, nor to place a load upon any floor which exceeds the floor load which the floor was designed to carry, nor to connect any equipment or apparatus to any Building system (e.g., electrical, plumbing, mechanical) which exceeds the capacity of such system, nor to permit on the Premises any auction sale or any nuisance or the emission therefrom of any objectionable vibration, noise, or odor, nor to permit the use of the Premises for any purpose other than the Permitted Uses, nor any use thereof which is improper, offensive, or contrary to any laws, ordinances, codes, rules and regulations, or the provisions of any license, permit or other governmental consent or approval required for or applicable now or at any time during the Term to the Land, the Building or the Premises or Lessee's use thereof (collectively, "Legal Requirements"), or which is liable to invalidate or increase the premiums for any insurance on the Building or its contents, or liable to render necessary any alterations or additions to the Building;

              (d) not to obstruct in any manner any portion of the Building not hereby leased, or the sidewalks or approaches to the Building, or the Parking Area, or any hallways or Common Areas, and to conform to all reasonable rules now or hereafter made by Lessor for the care and use of the Building, its facilities and approaches;

              (e) to comply with all Legal Requirements and all recommendations of Lessor's fire insurance rating organization now or hereafter in effect, to keep the Premises equipped with all safety appliances, and to procure (and maintain in full force and effect) all licenses, permits and other governmental consents and approvals required by any Legal Requirement or by the provisions of any applicable insurance policy because of the use made of the Premises by Lessee (without hereby intending to vary the provisions of Section 4.0 above), and, if requested by Lessor, to make all repairs, alterations, replacements or additions so required in and to the Premises;

              (f)  except as set forth in Section 1.5, Section 14 or this
                   Section 11.0(f), not, without on each occasion obtaining the prior written consent of Lessor which will not be unreasonably withheld or delayed, to make any alterations, renovations, improvements and/or additions to the Premises (collectively, "Alterations"), or to permit the making of any holes in any part of the Building or the painting or placing of any signs, awnings, or the like, visible from outside of the Premises; PROVIDED THAT Lessee may, without such approval, make Alterations which will neither (i) materially affect the structure of the Premises or its building service systems or (ii) cost more than $25,000 to construct ("Minor Alterations"). Prior to commencing any Alterations, Lessee shall: secure all necessary licenses, permits and other governmental consents and approvals; except for Minor Alterations, obtain the written approval of Lessor as to the plans and specifications for such work; except for Minor
                   Alterations, obtain the written approval of Lessor as to the general contractor (or as to each trade contractor if there is no general contractor); cause each contractor and subcontractor to carry workmen's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees; and cause each general contractor (or each trade contractor if there is no general contractor) and subcontractor to carry comprehensive public liability insurance in amounts reasonably satisfactory to Lessor (such insurance to be written by companies reasonably satisfactory to Lessor and insuring Lessee and Lessor as well as the contractors and subcontractors). All
                   Alterations shall be performed in a good and workmanlike manner consistent with existing conditions within the Building and shall be of a quality equal to or better than existing conditions. Lessor and Lessee hereby agree that Lessee's Work as described in Exhibit B shall remain part of the Premises upon the expiration or earlier termination of the Term. All other Alterations (other than Lessee's removable personal property and trade fixtures) shall remain part of the Premises and shall not be removed upon the expiration or earlier termination of the Term EXCEPT for those items which Lessor designates for removal in a notice given to Lessee at the time that Lessee requests Lessor's approval of such Alteration. Lessee shall pay promptly when due the entire cost of all work. Lessee shall not cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Land or the Building, and shall discharge or bond any such liens which may be filed or recorded against the Premises within fifteen (15) days after the filing or recording thereof. All such work shall be performed in compliance with all Legal Requirements and the provisions of all applicable insurance policies. Promptly after the completion of any Alterations, Lessee shall provide a complete set of as-built plans thereof to Lessor showing all work performed, including, without limitation, plans for all partitions, plumbing, electric service equipment and wiring, HVAC equipment and piping, sprinkler systems and other services installed or modified. Lessee shall indemnify and hold Lessor harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys' fees, arising from injury to any person or property occasioned by or growing out of such work, which indemnity shall survive the expiration or termination of this Lease;

              (g) to save Lessor harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorneys' fees) arising out of or relating to (i) a claim of injury to any person or damage to any property while on the Premises, if not due to the negligence or willful misconduct of Lessor or its officers, agents, employees, servants or contractors, or the breach of Lessor's obligations under this Lease; or to (ii) a claim of injury to any person or damage to any property anywhere alleged to be occasioned by any omission, neglect or default of Lessee or of anyone claiming by, through, or under Lessee, or any officer, agent, employee, servant, contractor or invitee of any of the foregoing. Lessor agrees to indemnify and hold harmless Lessee from and against all loss, cost and expense (including, without limitation, reasonable attorneys' fees) arising out of or relating to a claim for personal injury or property damage resulting from the negligence or willful misconduct of Lessor or its officers, agents, employees, servants or contractors, including claims of injury to any person or damage to any property while on the common areas on the property, if due to the negligence or willful misconduct of Lessor or its officers, agents, employees, servants or contractors, or from the breach of Lessor's obligations or representations under this Lease. The provisions of this clause (g) shall survive the expiration or termination of this Lease;

              (h) that all furniture, furnishings, fixtures and property of every kind of Lessee and of all persons claiming by, through or under Lessee which may be on the Premises from time to time (collectively, "Lessee's Property") shall be at the sole risk of Lessee, and Lessor shall not be liable if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause unless caused by the negligence or willful misconduct of Lessor, or its officers, agents, employees, servants or contractors;

              (i) to pay promptly when due, all taxes of any kind levied, imposed or assessed on Lessee's Property, which taxes shall be the sole obligation of Lessee, whether the same is assessed to Lessee or to any other person and whether the property on which such tax is levied, imposed or assessed shall be considered part of the Premises or personal property;

              (j) by the end of business on the last day of the Term (or the effective date of any earlier termination of this Lease as herein provided), to remove (1) all of Lessee's Property and (2) the items or components of Alterations designated for removal as provided in paragraph (f) above, in each case whether the same be permanently affixed to the Premises or not, and to repair any damage caused by any such removal to Lessor's reasonable satisfaction; and peaceably to yield up the Premises clean and in good order, repair and condition (reasonable wear and tear, and damage by fire or other casualty or taking which Lessee is not otherwise required by the terms of this Lease to repair or replace only excepted); and to deliver the keys to the Premises to Lessor. Any of Lessee's Property or those Alterations designated for removal as provided in paragraph (f) above which are not removed by such date shall be deemed abandoned and may be removed and disposed of by Lessor in such manner as Lessor may determine, and Lessee shall pay to Lessor on demand, as Additional Rent, the entire cost of such removal and disposition, together with the costs and expenses incurred by Lessor in making any incidental repairs and replacements to the Premises necessitated by Lessee's failure to remove Lessee's Property or those Alterations designated for removal as provided in paragraph (f) above, as required herein or by any other failure of Lessee to comply with the terms of this Lease, and for use and occupancy during the period after the expiration of the Term and prior to Lessee's performance of its obligations under this paragraph (k). Lessee shall further indemnify and hold Lessor harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys' fees, resulting from Lessee's failure or delay in surrendering the Premises as above provided (such indemnity to survive the expiration or termination of this Lease);

              (k) to pay Lessor's reasonable expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Lessee under this Lease;

              (l) not to generate, store or use any "Hazardous Materials" (as hereinafter defined) in or on the Premises or elsewhere in the Building or on the Land except those identified in writing to Lessor from time to time, and then only in compliance with any and all applicable Legal Requirements, or dispose of Hazardous Materials from the Premises to any other location except a properly approved disposal facility and then only in compliance with any and all Legal Requirements regulating such activity, nor permit any occupant of the Premises to do so. As used in this Lease, "Hazardous Materials" means and includes any chemical, substance, waste, material, gas or emission which is radioactive or deemed hazardous, toxic, a pollutant, or a contaminant under any statute, ordinance, by-law, rule, regulation, executive order or other administrative order, judgment, decree, injunction or other judicial order of or by any governmental authority, now or hereafter in effect, relating to pollution or protection of human health or the environment. By way of illustration and not limitation, "Hazardous Materials" includes "oil", "hazardous materials", "hazardous waste", and "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
                   Section 9601 ET SEQ., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6902 ET SEQ., as amended, and the Toxic Substances Control Act, 15 U.S.C. 8601 ET SEQ., as amended, the regulations promulgated thereunder, and Massachusetts General Laws, Chapter 21C and Chapter 21E and the regulations promulgated thereunder. If, at any time during the Term, any governmental authority requires testing to determine whether there has been any release of Hazardous Materials by Lessee or anyone claiming by, through or under Lessee, then Lessee shall reimburse Lessor upon demand, as Additional Rent, for the reasonable costs thereof. Lessee shall execute affidavits, certifications and the like, as may be reasonably requested by Lessor from time to time concerning Lessee's best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Land. Lessor reserves the right to enter the Premises at reasonable times (provided twenty-four (24) hours' notice is given to

                   Lessee, except in case of emergency) to inspect the same for Hazardous Materials. Lessee's obligations under this paragraph (l) shall include, if at any time during the Term Lessee or anyone claiming by, through or under Lessee uses or stores radioactive materials on the Premises, compliance with all so-called "close-out" procedures of the Nuclear Regulatory Commission or other federal, state or local governmental authorities having jurisdiction over radioactive materials, regardless of whether or not such procedures are completed prior to the expiration or earlier termination of the Term. Lessee shall indemnify, defend, and hold harmless Lessor, and the holder of any mortgage on the Building or the Land, from and against any claim, cost, expense, liability, obligation or damage, including, without limitation, attorneys' fees and the cost of litigation, arising from or relating to the breach by Lessee or anyone claiming by, through or under Lessee of the provisions of this paragraph
                   (l), and shall immediately discharge or cause to be discharged any lien imposed upon the Building or the Land in connection with any such claim. The provisions of this paragraph (l) shall survive the expiration or termination of this Lease;

              (m) in case Lessee takes possession of the Premises prior to the Commencement Date, to perform and observe all of Lessee's covenants from and after the date upon which Lessee takes possession except that no Rent shall accrue prior to the Rent Commencement Date;

              (n) to comply with all rules and regulations adopted and amended from time to time by Lessor for the operation of the Land and the Building; and

              (o) not to permit any officer, agent, employee, servant, contractor or visitor of Lessee, or of anyone claiming by, through or under Lessee, to violate any covenant or obligation of Lessee hereunder.

         12.0 Casualty and Eminent Domain.
              ---------------------------

              12.1 SUBSTANTIAL TAKING. In the event that the entire Building, or more than fifty percent (50%) percent of the rentable area of the Premises or of the parking spaces which the Lessee is entitled to use under Section 9.0, shall be taken by any exercise of the right of eminent domain or other lawful power in pursuance of any public or other authority during the Term, then this Lease shall terminate as of the time that possession is taken by the taking authority.

              12.2 PARTIAL TAKING. In the event that a taking occurs and this Lease is not terminated as provided in Section 12.1 above, then from and after the date possession is taken by the taking authority Rent shall be abated by an amount representing that part of the Rent properly allocable to the portion of the Premises so taken, but this Lease shall otherwise continue in full force and effect.

              12.3 AWARDS. Lessor reserves and excepts all rights to damage to the Premises, the Building, the Land and the leasehold hereby created, now accrued or hereafter accruing by reason of any exercise of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority and by way of confirmation, Lessee grants to Lessor all of Lessee's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Lessor may from time to time request. Lessor agrees, during the Initial Term only, to pay to Lessee out of the damages received, the Unamortized Value of Lessee's Work. The Unamortized Value of Lessee's Work shall mean the Value of Lessee's Work reduced annually at the end of each year of the Initial Term by one fifth of the initial amount thereof. The Value of Lessee's Work shall mean the cost to Lessee of constructing Lessee's Work reduced by soft costs.

              12.4 SUBSTANTIAL CASUALTY. If the Premises are damaged by fire or other casualty, Lessee shall promptly notify Lessor thereof. If the Building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Lessor's sole opinion, be required (whether or not the Premises shall have been damaged), or if such casualty renders more than fifty (50%) percent of the rentable area of the Premises unusable by Lessee for the operation of its business in the Premises, or if as a result of such casualty any mortgagee of the Building requires that insurance proceeds payable in connection with such casualty be used to retire the mortgage debt, then, except as set forth in Section 12.5, Lessor may, at its option, terminate this Lease by notifying Lessee in writing of such termination within sixty (60) days after the date of such damage, in which event this Lease shall terminate on the date set forth in such notice. If such casualty renders more than fifty (50%) percent of the rentable area of the Premises unusable by Lessee for the operation of its business in the Premises, in the reasonable determination of Lessee, then Lessee may terminate this Lease by written notice thereof to Lessor within sixty (60) days after the date of such damage, or if, after such casualty, Lessor is excused from restoring the Premises under Section
                   12.5 and notifies

                   Lessee that it will not restore the Premises, then Lessee may terminate this Lease by written notice thereof to Lessor within thirty (30) days after receipt of such notice by the Lessee. In the event that this Lease is terminated pursuant to this Section 12.4, Rent shall be abated, to the extent the Premises are unusable for the Permitted Uses, from and after the date of such damage to the date of such termination of this Lease, and no further Rent shall accrue or be payable after the date of such termination.

              12.5 REPAIR AND RESTORATION. In the event of a taking which does not result in the termination of this Lease pursuant to
                   Section 12.1 above, or a casualty which does not result in the termination of this Lease pursuant to Section 12.4 above, or if, notwithstanding the occurrence of a substantial casualty described in Section 12.4, Lessor decides not to demolish the Building, the Premises shall be repaired and restored in the manner provided in this Section. Lessor shall diligently act to restore the Building and the Premises (exclusive of all items or components of Alterations which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, and Lessee's Property) or, in case of taking, what remains thereof, to substantially the condition in which they existed prior to the occurrence of such taking or casualty, PROVIDED, HOWEVER, that: (i) in no event shall Lessor be required to spend in connection with restoring the Premises more than the amount of insurance proceeds or taking award actually received and allocable thereto (except that this limitation with respect to insurance proceeds shall not apply to casualties occurring during such time as Lessor self-insures pursuant to Section 7.4 above); (ii) Lessor shall not be required to restore or replace any Alterations which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease; and (iii) Lessor shall not be required to restore or replace any of Lessee's Property. Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such taking or damage or the repair thereof. Rent shall be abated from and after the date of such taking or damage to the date on which Lessor substantially completes the restoration described above, to the extent the Premises are unusable for the Permitted Uses.

         13.0 Defaults; Events of Default; Remedies.
              -------------------------------------

              13.1 DEFAULTS; EVENTS OF DEFAULT. The following shall, if
                   any requirement for notice or lapse of time or both has not been met, constitute defaults hereunder, and, if such requirements have been met, constitute "Events of Default" hereunder:

                   (a) The failure of Lessee to perform or observe any of Lessee's covenants or agreements hereunder concerning the payment of money for a period of ten
                        (10) days after written notice thereof, PROVIDED, HOWEVER, that Lessee shall not be entitled to such notice if Lessor has given notice to Lessee of two or more previous such failures within a twelve-month period, in which event such failure shall constitute an Event of Default hereunder upon the expiration of ten (10) days after such payment was due;

                   (b) The failure of Lessee to maintain the insurance required hereunder in full force and effect;

                   (c) The execution by Lessee of any assignment or sublease without the prior written consent of Lessor;

                   (d) The failure of Lessee to perform or observe any of Lessee's other covenants or agreements hereunder for a period of thirty (30) days after written notice thereof (PROVIDED THAT, in the case of defaults not reasonably curable in thirty (30) days through the exercise of reasonable diligence, such 30-day period shall be extended for so long as Lessee commences cure within such period and thereafter prosecutes such cure to completion continuously and with reasonable diligence; or

                   (e) If the leasehold hereby created shall be taken on execution, or by other process of law; or if any assignment shall be made of Lessee's property for the benefit of creditors; or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of Lessee's assets by a court of competent jurisdiction; or if a petition is filed by Lessee under any bankruptcy or insolvency law; or if a petition is filed against Lessee under any bankruptcy or insolvency law and the same shall not be dismissed within sixty (60) days from the date upon which it is filed; or a lien or other involuntary encumbrance is filed against Lessee's leasehold (or against the Premises, the Building or the Land based on a claim against Lessee) and is not discharged or bonded within thirty (30) days after the filing thereof.

              13.2 TERMINATION. If an Event of Default shall occur, Lessor may, at its option, immediately or any time thereafter and without demand or notice, enter upon the Premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate and dispossess Lessee and those claiming through or under Lessee and remove their effects, forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate. In lieu of making such entry, Lessor may terminate this Lease upon three (3) business days' prior written notice to Lessee. Upon any termination of this Lease as the result of an Event of Default, Lessee shall quit and peacefully surrender the Premises to Lessor.

              13.3 SURVIVAL OF COVENANTS. No such termination of this Lease shall relieve Lessee of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Lessee shall indemnify and hold Lessor harmless from all loss, cost, expense, damage or liability arising out of or in connection with such termination.

              13.4 DAMAGES. In the event of any such termination, Lessee shall pay to Lessor the Rent up to the time of such termination. Lessee shall remain liable for, and shall pay on the days originally fixed for such payment hereunder, the full amount of all Basic Rent and Additional Rent as if this Lease had not been terminated; PROVIDED, HOWEVER, if Lessor relets the Premises, there shall be credited against such obligation the amount actually received by Lessor each month from such lessee after first deducting all costs and expenses incurred by Lessor in connection with reletting the Premises and, if Lessor has previously received a payment under the succeeding paragraph of this Section 13.4, there shall be credited against such obligation the amount actually received by Lessor.

                   Lessee further agrees to pay to Lessor, on demand, as and for liquidated and agreed damages for Lessee's default, the amount by which:

                        (a) the aggregate Rent which would have been payable under this Lease by Lessee from the date of such termination until what would have been the last day of the Term but for such termination, EXCEEDS

                        (b) the greater of (i) the fair and reasonable rental value of the Premises for the same period, less Lessor's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting, or (ii) the sum of (A) the amount actually received by Lessor from reletting the Premises (if any) after payment of such expenses, and (B) the amount actually received by Lessor from Lessee pursuant to the preceding paragraph of this Section (if any).

                   If the Premises or any part thereof are relet by Lessor for the period prior to what would have been the last day of the Term but for such termination, or any portion thereof, the amount of rent reserved upon such reletting shall be, PRIMA FACIE, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

                   In lieu of any other damages hereunder, Lessor may by written notice to Lessee, at any time after this Lease is so terminated, elect to recover, and Lessee shall pay as full and final liquidated damages, an amount equal to (i) the Basic Rent and Additional Rent accrued under Section 5.0 hereof in the twelve (12) months ending on the effective date of such termination, PLUS (ii) all Basic Rent and Additional Rent which was unpaid as of the effective date of such termination, LESS (iii) the amount received by Lessor pursuant to the foregoing provisions of this Section 13.4 prior to the time of payment by Lessee of such liquidated damages.

                   Nothing herein contained shall limit or prejudice the right of Lessor to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

              13.5 RIGHT TO RELET. At any time or from time to time after any such termination, Lessor may relet the Premises or any part thereof for such a term (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) as Lessor, in its reasonable discretion, may determine, and may collect and receive the rents therefor. Lessor shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

              13.6 RIGHT TO EQUITABLE RELIEF. In the event there shall occur a default hereunder, Lessor shall be entitled to seek to enjoin such default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry and other remedies were not provided for in this Lease.

              13.7 RIGHT TO SELF HELP. In the event of a default by Lessee hereunder which continues beyond the expiration of the applicable grace period, Lessor shall have the right to perform such defaulted obligation of Lessee, including the right to enter upon the Premises to do so. Lessor shall, as a courtesy only, notify Lessee of its intention to perform such obligation. In the event of a default by Lessee hereunder which has not yet continued beyond the expiration of the applicable grace period but which Lessor determines constitutes an emergency threatening imminent injury to persons or damage to property, Lessor shall have the right to perform such defaulted obligation of Lessee (including the right to enter upon the Premises to do so) after giving Lessee such notice (if any) as is reasonable under the circumstances. In either event, the aggregate of (i) all sums so paid by Lessor, (ii) interest (at the rate of 1-1/2% per month or the highest rate permitted by law, whichever is less) on such sum, and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Lessor, shall be deemed to be Additional Rent under this Lease and shall be payable to Lessor immediately upon demand. Lessor may exercise its rights under this Section
                   13.7 without waiving any other of its rights or releasing Lessee from any of its obligations under this Lease. If Lessor defaults on its obligations hereunder after thirty
                   (30) days notice thereof or, in the event of an emergency, such notice as is reasonable under the circumstances, and, as a result, Lessee is compelled to pay, or reasonably elects to pay any sum of money or do any act which will require the payment of a sum of money, or incurs any reasonable expense to cure such default by Lessor, any reasonable amounts so paid shall be due from Lessor to Lessee, and Lessor shall pay such amount promptly to Lessee upon receipt of a bill therefor. The right granted to Lessee in this Section 13.7 is in addition to any other rights and remedies Lessee may have at law or in equity.

              13.8 FURTHER REMEDIES. Nothing in this Lease contained shall require Lessor to elect any remedy for a default or Event of Default by Lessee hereunder, and all rights herein provided shall be cumulative with one another and with any other rights and remedies which Lessor may have at law or in equity in the case of such a default or Event of Default.

         14.0 CONSTRUCTION. Lessee shall have the right to make improvements to the Premises in order to make them suitable for use as a semi-conductor wafer manufacturing facility in accordance with the provisions of the Work Letter attached hereto as EXHIBIT B.

         15.0 LESSOR'S RIGHT OF ENTRY. Lessor reserves the right to enter the Premises on reasonable advance notice to the Lessee for the purpose of installing one or two elevators and installing or modifying the existing service systems in the Building in order to render tenantable the third and fourth floors of the Building; PROVIDED THAT Lessor shall cooperate with Lessee in order to minimize interference with Lessee's business operations. Lessor agrees that all work to install elevator(s) shall be commenced as soon as reasonably possible after the Commencement Date, and Lessor shall use reasonable efforts to complete the installation as soon as possible. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times (provided 24 hours' notice is given to Lessee, except in case of emergency), and if Lessor shall so elect (without hereby imposing any obligation on Lessor to do so), to permit Lessor to make any repairs or additions Lessor may deem necessary; and at Lessee's expense to remove any Alterations, signs, awnings, aerials, flagpoles or the like not consented to in writing or permitted hereunder; and to permit Lessor to show the Premises to prospective purchasers and lessees (at reasonable times on reasonable advance notice to Lessee) and to keep affixed to any suitable part of the Premises, during the nine (9) months preceding the expiration of the Term, appropriate notices for letting or selling.

         16.0 REAL ESTATE BROKER. Lessor and Lessee each represent to the other that they have dealt with no broker in connection with this Lease. Lessee agrees to indemnify and hold Lessor harmless from and against any claims for commissions or fees by reason of any act of Lessee or its representatives. Lessor agrees to indemnify and hold Lessee harmless from and against any claims for commissions or fees by any person by reason of any act of Lessor or its representatives.

         17.0 NOTICES. Whenever by the terms of this Lease notice, demand, or other communication shall or may be given either to Lessor or to Lessee, the same shall be in writing and shall be sent by hand delivery, or by registered or certified mail, postage prepaid, or by Federal Express or other similar overnight delivery service, to:

              Lessor:                  Massachusetts Institute of
                                       Technology
                                       238 Main Street - Suite 200
                                       Cambridge, Massachusetts 02142
                                       Attention: Philip A. Trussell,
                                                  Director of Real Estate

                   with a copy to:     Stuart T. Freeland, Esq.
                                       Rackemann, Sawyer & Brewster
                                       One Financial Center
                                       Boston, Massachusetts 02111


              Lessee:                  Analog Devices, Inc.
                                       One Technology Way
                                       P.O. Box 9106
                                       Norwood, MA  02062-9106
                                       Attention:  Chief Financial
                                                   Officer

                   with a copy to:     Philip D. Stevenson, Esq.
                                       Hale and Dorr
                                       60 State Street
                                       Boston, MA  02109-1816

              Any notice, demand or other communication shall be effective upon receipt by or tender for delivery to the intended recipient thereof.

         18.0 NO WAIVERS. Failure of a party to complain of any act or omission on the part of the other party no matter how long the same may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder. No waiver by a party at any time, expressed or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by a party of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and the receiving party may accept such check or payment without prejudice to that party's right to recover the balance of such installment or pursue any other remedy available to such party in this Lease or at law or in equity.

         19.0 Ground Leases; Mortgages.
              ------------------------

              19.1 RIGHTS OF GROUND LESSORS AND MORTGAGEES. No act or
                   failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of Lessee's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Lessee shall have first given written notice to Lessor's ground lessors and mortgagees of the act or failure to act on the part of Lessor which Lessee claims as the basis of Lessee's rights; and (ii) such ground lessors and mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition within a reasonable time thereafter, but nothing in this Lease shall be deemed to impose any obligation on any such ground lessor or mortgagee to correct or cure any such condition. The foregoing sentence shall apply only for the benefit of ground lessors and mortgagees who have been identified to Lessee by a notice given in accordance with Section 17. No ground lessor shall be liable for the failure to perform any of the obligations of Lessor hereunder unless and until such ground lessor terminates its ground lease and takes possession of the Premises, nor shall any mortgagee be liable for the failure to perform any of the obligations of Lessor hereunder unless and until such mortgagee enters upon and takes possession of the Premises for purposes of foreclosure.

              19.2 LEASE SUBORDINATE. This Lease is and shall be subject and subordinate to any ground lease or mortgage now or hereafter on the Premises, and to all advances under any such mortgage and to all renewals, amendments, extensions and consolidations thereof, PROVIDED THAT the holder of such ground lessor's interest or mortgagee's interest enters into a non-disturbance and attornment agreement with Lessee which provides that in the event that such ground lessor or mortgagee succeeds to Lessor's interest hereunder, then, PROVIDED THAT Lessee is not in default hereunder beyond the cure period provided in this Lease, such party shall recognize and be bound by the terms of this Lease. In the event that any ground lessor or the holder of any mortgage succeeds to Lessor's interest in the Premises or any portion thereof, Lessee hereby agrees to attorn to such ground lessor or mortgagee. In confirmation of such subordination, Lessee shall execute and deliver promptly any certificate in recordable form that Lessor or any ground lessor or any mortgagee may reasonably request. Notwithstanding the foregoing provisions of this Section, the holder of any mortgage on the Premises may at any time subordinate its mortgage to this Lease by written notice to Lessee.

                   Lessor hereby represents to Lessee that as of the date of this Lease, there are no mortgages or ground leases encumbering the Premises or any portion thereof.

         20.0 NOTICE OF LEASE; ESTOPPEL CERTIFICATES. Lessor and Lessee agree that this Lease shall not be recorded. However, upon the request of either party, Lessor and Lessee shall execute and acknowledge a Notice of Lease in mutually acceptable and recordable form.

              From time to time during the Lease Term, and without charge, either party shall, within fifteen (15) business days of request by the other, certify by written instrument duly executed and acknowledged, to the requesting party or to any person reasonably specified by the requesting party, regarding (a) the existence of any amendments or supplements to this Lease; (b) the validity and force and effect of this Lease; (c) the existence of any known default or Event of Default; (d) the existence of any offsets, counterclaims or defenses; (e) the Commencement Date and the expiration date of the Lease Term; (f) the amount of Rent due and payable and the date to which Rent has been paid; and (g) such other matters as may be reasonably requested.

         21.0 HOLDING OVER. If Lessee occupies the Premises after the day on which the Lease Term expires (or the effective date of any earlier termination as herein provided) without having entered into a new lease thereof with Lessor, Lessee shall be a tenant-at-sufferance only, subject to all of the terms and provisions of this Lease; PROVIDED THAT Basic Rent shall be payable for the first sixty (60) days after such expiration or termination at one and one-half (1.5) times the then-effective Basic Rent stated in Section 3.2 and thereafter shall be payable at three (3) times the then-effective Basic Rent there stated. Such a holding over, even if with the consent of Lessor, shall not constitute an extension or renewal of this Lease. For purposes of this Section, the failure of Lessee to complete by the last day of the Lease Term or the effective date of any earlier termination as herein provided the "close-out" procedures required by the Nuclear Regulatory Commission or any other federal, state or local governmental agency having jurisdiction over the use of radioactive materials within the Premises shall constitute a holding over and subject Lessee to the provisions of this Section.

         22.0 FORCE MAJEURE. Neither Lessor nor Lessee shall be deemed to be in default hereunder and the time for performance of any of their respective obligations hereunder other than the payment of money shall be postponed for so long as the performance of such obligation is prevented by strike, lock-out, act of God, absence of materials or any other matter not reasonably within the control of the party which must perform the obligation (collectively, "Force Majeure").

         23.0 ENTIRE AGREEMENT. No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

         24.0 SUCCESSORS AND ASSIGNS. The terms, covenants and conditions of this Lease shall run with the Land, and be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

         25.0 APPLICABLE LAW, SEVERABILITY AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease, and the application of such provisions in other circumstances, shall not be affected thereby. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Lease. Whenever the singular is used and when required by the context it shall include the plural, and the neuter gender shall include the masculine and feminine. The Exhibits attached to this Lease are incorporated into this Lease by reference. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Lessor" whenever used herein, shall mean only the owner at the time of Lessor's interest herein, and no covenant or agreement of Lessor, express or implied, shall be binding upon any person except for defaults occurring during such person's period of ownership nor binding individually upon any fiduciary, any shareholder, officer or director, or any beneficiary under any trust, and the liability of Lessor, in any event, shall be limited to Lessor's interest in the Building. If Lessee is several persons or a partnership, Lessee's obligations are joint or partnership and also several. Unless repugnant to the context, "Lessor" and "Lessee" mean the person or persons, natural or corporate, named above as Lessor and as Lessee respectively, and their respective heirs, executors, administrators, successors and assigns.

         26.0 AUTHORITY. Contemporaneously with the signing of this Lease, Lessee shall furnish to Lessor a certified copy of the resolution of the Board of Directors of Lessee authorizing Lessee to enter into this Lease, and Lessor shall furnish appropriate evidence of the authority of Lessor to enter into this Lease.

         27.0 WORK TO BE PERFORMED BY POLAROID CORPORATION. Lessor will purchase the Land and the Building from Polaroid Corporation ("Polaroid") contemporaneously with the execution and delivery of this Agreement. Under the purchase and sale agreement between Lessor and Polaroid (the "Purchase Agreement"), a copy of which has been provided to the Lessee,

              Polaroid has agreed to install a new steam line to serve the Building and to provide steam to the Building while the new line is being installed. Polaroid has also agreed: (i) to allow Lessor and Lessee to perform wipe tests in the clean room on the first floor of the Building, and (ii) at Polaroid's expense, to perform any cleanup needed to eliminate Hazardous Materials therein. Lessor agrees to use reasonable efforts to ensure that Polaroid fulfills such obligations.

              WITNESS the execution hereof under seal as of the day and year first above written.


              LESSOR:                      MASSACHUSETTS INSTITUTE OF
                                             TECHNOLOGY


              Date: February 8, 1996, 1996 By:/S/ Philip A. Trussell
                    ----------------          -----------------------------
                                              Philip A. Trussell
                                              Director of Real Estate
                                              Hereunto duly authorized


              LESSEE:                      ANALOG DEVICES, INC.


              Date: February 8, 1996, 1996 By:/S/ Joseph E. McDonough
                    ----------------          -----------------------------
                                              Name:  Joseph E. McDonough
                                              Title:  V.P. Finance and CFO
                                              Hereunto duly authorized

                              EXHIBIT A - PREMISES
                              --------------------

                                   DESCRIPTION
                                   -----------

              The land with the buildings thereon in Cambridge, Massachusetts, bounded and described as follows:

              Northerly:     by State Street;

              Easterly:      by Osborn Street;

              Southeasterly: by Albany Street;

              Southwesterly: by Massachusetts Avenue; and

              Westerly:      by Smart Street.

              Said premises contain 120,847 square feet of land more or less.

              Subject to a notice of variance granted to Blanchard Machine Company dated October 27, 1964, recorded with the Middlesex County South District Registry of Deeds at Book 10676, Page 366 and filed for registration with the Middlesex County South Registry District of the Land Court as Document No. 412081.

              For title see the following three deeds to the Seller: (1) deed of PneumoDynamics Corporation dated June 12, 1972, recorded with said Deeds at Book 12224, Page 402 and filed for registration with the Middlesex County South Registry District of the Land Court as Document No. 498460; (2) deed of Massachusetts Institute of Technology dated September 9, 1977 and recorded with said Deeds at Book 13282, Page 401; and (3) deed of Edith Levine dated November 30, 1989 and recorded with said Deeds at Book 20232, Page 320. See also Certificate of Title No. 137943.

                             EXHIBIT B - WORK LETTER
                             -----------------------

              This Work Letter is incorporated by reference into the Lease dated February 8, 1996 by and between Massachusetts Institute of Technology, as Lessor, and Analog Devices, Inc. as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.

         1. ADDITIONAL DEFINITIONS. Each of the following terms shall have the meaning stated immediately after it:

              CONSTRUCTION AUTHORIZATIONS. Collectively, all permits, licenses and other consents and approvals required from any governmental authority for the construction of Lessee's Work.

              LESSEE'S GENERAL CONTRACTOR. A general contractor selected by Lessee and approved in writing by Lessor, who will be engaged by Lessee to construct Lessee's Work.

              LESSEE'S WORK. All improvements, alterations and additions which Lessee wishes to make to the Premises as part of the initial preparation thereof for Lessee's occupancy. All Lessee's Work shall be performed in a good and workmanlike manner consistent with existing conditions within the Building and shall be of a quality equal to or better than existing conditions.

              WORKING DRAWINGS. The working drawings and specifications for Lessee's Work, to be prepared by Lessee and Lessee's architect in accordance with this Work Letter. The Working Drawings shall be prepared in compliance with all applicable Legal Requirements and stamped by registered Massachusetts professionals, and shall consist of all architectural and engineering plans and specifications which are required to finish the Premises or to obtain any Construction Authorization required therefor.

         2. PREPARATION OF THE PREMISES. Lessee shall perform Lessee's Work at Lessee's sole cost and expense.

         3. INSURANCE. Prior to the commencement of any design work on Lessee's Work, Lessee shall provide to Lessor an original certificate of insurance, in customary form, for each architect and engineer retained by Lessee in connection with the design and/or construction of Lessee's Work, which certificate shall evidence a current "errors and omissions" insurance policy as in effect, in an amount reasonably acceptable to Lessor. Prior to the commencement of the construction of Lessee's Work, Lessee shall provide to Lessor an original certificate of insurance for the general



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


              construction of Lessee's Work, which certificate shall evidence a current general liability insurance policy as in effect, in an amount reasonably acceptable to Lessor, naming Lessor as an additional insured.

         4. WORKING DRAWINGS. Lessee shall be solely responsible for the preparation and completion of all preliminary and final Working Drawings. Lessee shall retain its own architects and engineers to prepare Working Drawings, PROVIDED THAT Lessor first approves such engineers and architects so selected by Lessee, which approval shall not be unreasonably withheld or delayed. Lessee shall provide copies of the preliminary Working Drawings to Lessor, and Lessor shall provide to Lessee within one (i) business day thereafter a list of corrections and modifications which Lessor requires to be made to the Working Drawings.

              Lessee shall revise the preliminary Working Drawings to incorporate the corrections and modifications requested by Lessor and shall submit final Working Drawings to Lessor for its approval. Lessor shall review the final Working Drawings and, within one (1) business day after receipt thereof, Lessor shall either (a) notify Lessee that Lessor has approved the final Working Drawings, or (b) provide to Lessee a list of corrections and modifications which Lessor requires to be made to the Working Drawings. In the event Lessor returns the Working Drawings to Lessee for correction or modification, Lessee shall diligently correct the Working Drawings and re-submit them to Lessor for approval pursuant to the preceding provisions of this paragraph. No work shall be performed until final Working Drawings have been approved in writing by Lessor.

              The review and/or approval by Lessor or its architect or engineers of any plans, sketches or Working Drawings submitted by Lessee relating to Lessee's Improvements shall not (i) constitute an opinion or representation by Lessor that the same are in compliance with all applicable Legal Requirements and the provisions of all applicable insurance policies or as to the feasibility of constructing the work shown thereon, or (ii) impose on Lessor any responsibility for a design defect, it being agreed that all such responsibility shall remain solely with Lessee.

              Lessee shall reimburse Lessor, promptly upon demand therefor, for all costs and expenses reasonably incurred by Lessor in reviewing any plans, drawings and specifications submitted by Lessee pursuant to this Work Letter, which reimbursement shall be due and payable as Additional Rent.




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


         5. LESSEE'S GENERAL CONTRACTOR. Lessee shall obtain the prior reasonable written approval of Lessor as to Lessee's General Contractor.

         6. LESSEE'S WORK. Lessee shall be solely responsible for obtaining all Construction Authorizations required for Lessee's Work. Lessee shall apply for and maintain in full force and effect (or cause Lessee's General Contractor to apply for and so maintain) all Construction Authorizations required for the construction of Lessee's Work, and upon completion of Lessee's Work shall obtain a certificate from the appropriate governmental authority that Lessee's Work has been completed in accordance with Legal Requirements. Lessee shall deliver to Lessor a copy of said certificate promptly after receiving the same.

              Promptly after receiving all Construction Authorizations required for Lessee's Work, Lessee shall cause Lessee's General Contractor to commence construction and diligently to proceed to completion thereof. All construction shall be performed in a good and workmanlike manner, using new materials and in compliance with the Working Drawings, the Construction Authorizations, all Legal Requirements, and the provisions of all applicable insurance policies.

              Lessee shall pay promptly for all labor and materials supplied to Lessee in connection with Lessee's Work, shall not cause or permit any liens for such labor or materials to attach to the Premises, and shall bond or discharge any such lien which may be filed or recorded within fifteen (15) days after Lessee receives actual notice of such filing or recording.

              The construction of Lessee's Work shall be subject to the requirements set forth in Section 11.0(f) of the Lease. Lessor may inspect such work at any time or times and shall promptly give notice to Lessee of any observed defects. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable attorneys' fees, arising out of or resulting from the design or construction of Lessee's Work.

              Lessee shall obtain from Lessee's General Contractor a guaranty against construction defects for a period of not less than one (1) year.

         7. DELAYS. No delay by Lessee, Lessee's architects or engineers, Lessee's General Contractor, or any subcontractor or supplier thereof shall affect the Rent Commencement Date.

         8. LESSOR'S AND LESSEE'S REPRESENTATIVES. Prior to the commencement of any design work for the Premises, each party hereto shall designate in writing to the other a person as "Lessor's Representative" and "Lessee's Representative" respectively, which person shall be available during ordinary business hours to review the progress of the work and to respond to issues which arise during construction. Each party may rely on the other's Representative with respect to all matters which pertain to this Work Letter, each party having authorized its Representative to make decisions binding upon such party with respect to such matters.

         9. GENERAL. A breach by Lessee of any provision of this Work Letter shall constitute a default under the Lease, for which Lessor shall have all remedies therein provided.










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